Item 77C  DWS Balanced Fund

Registrant incorporates by reference to its Proxy Statement filed on January 4,
2008 (SEC Accession No. 0001193125-08-001722).
The Special Meeting of Shareholders of DWS
Balanced Fund (the "Fund") was
held on March 31, 2008 and then reconvened on May 1, 2008 at the offices of Deutsche Asset Management, 345 Park Avenue,
New York, NY 10154. The
following matters were voted upon by the shareholders of said Fund (the resulting votes are presented below):

1.	Election of the Board of Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
107,219,820.4194
5,077,610.5040
Henry P. Becton, Jr.
107,170,572.0264
5,126,858.8970
Dawn-Marie Driscoll
107,217,738.7214
5,079,692.2020
Keith R. Fox
107,221,984.3267
5,075,446.5967
Paul K. Freeman
107,248,319.0724
5,049,111.8510
Kenneth C. Froewiss
107,204,104.3194
5,093,326.6040
Richard J. Herring
107,247,562.6244
5,049,868.2990
William McClayton
107,250,776.5904
5,046,654.3330
Rebecca W. Rimel
107,222,830.0504
5,074,600.8730
William N. Searcy, Jr.
107,212,875.3497
5,084,555.5737
Jean Gleason Stromberg
107,225,802.5184
5,071,628.4050
Robert H. Wadsworth
107,226,193.7914
5,071,237.1320
Axel Schwarzer
107,200,396.2074
5,097,034.7160

2.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
85,134,897.7538
3,466,999.2216
6,781,380.9480

3.	Approval of a Subadvisor Approval
Policy.

Number of Votes:
For
Against
Abstain
84,636,487.0317
3,664,501.4217
7,082,289.4700

4.	Approval of a Revised Fundamental Policy
regarding Commodities.

Number of Votes:
For
Against
Abstain
84,293,200.0267
3,920,282.8587
7,169,795.0380


5.	Approval of a Subadvisory Agreement
between DIMA and DeAMi.

Number of Votes:
For
Against
Abstain
84,489,871.3108
3,455,423.2071
7,437,983.4055

The Special Meeting of Shareholders was
reconvened on May 1, 2008, at which
time the following matter was voted upon by the shareholders (the resulting votes are presented below):

6.	Approval of an Amended and Restated
Declaration of Trust.

Number of Votes:
For
Against
Abstain
86,872,102.0355
3,448,818.1197
7,255,283.1181